Exhibit 10.14

APEX GLOBAL SOLUTIONS LIMITED

2025 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED SHARE AWARD

Capitalized but otherwise undefined terms in this Notice of Restricted Share Award and the attached Restricted Share Award Agreement shall have the same defined meanings as in the APEX Global Solutions Limited 2025 Equity Incentive Plan (the “Plan”).

Grantee Name:	Address:

You have been granted Restricted Shares subject to the terms and conditions of the Plan and the attached Restricted Share Award Agreement, as follows:

Date of Grant:

Vesting Commencement Date (if different from Date of Grant):

Purchase Price per Share:

Total Number of Shares Granted:

Agreement Date:

Vesting Schedule:

APEX GLOBAL SOLUTIONS LIMITED

2025 EQUITY INCENTIVE PLAN

RESTRICTED SHARE AWARD AGREEMENT

This RESTRICTED SHARE AWARD AGREEMENT (“Agreement”), dated as of the Agreement Date specified on the Notice of Restricted Share Award is made by and between APEX Global Solutions Limited, a British Virgin Islands business company (the “Company”), and the grantee named in the Notice of Restricted Share Award (the “Grantee,” which term as used herein shall be deemed to include any permitted successor to Grantee by will or by the laws of descent and distribution, unless the context shall otherwise require). Capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to them in the APEX Global Solutions Limited 2025 Equity Incentive Plan (the “Plan”).

BACKGROUND

Pursuant to the Plan, the Company, acting through the Administrator, approved the issuance to Grantee, effective as of the date set forth above, of an award of the number of Restricted Shares (“Restricted Shares”) as is set forth in the attached Notice of Restricted Share Award (which is expressly incorporated herein and made a part hereof, the “Notice of Restricted Share Award”), upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties agree as follows:

1. Grant and Purchase of Restricted Shares. The Company hereby grants to Grantee, and Grantee hereby accepts and purchases, the number of Restricted Shares set forth in the Notice of Restricted Share Award.

2. Shareholder Rights.

(a) Voting Rights. After the Grantee’s name is entered on the register of members of the Company as the shareholder of record with respect to the Restricted Shares until such time as all or any part of the Restricted Shares are forfeited to the Company under this Agreement, if ever, Grantee (or any successor in interest) has the rights of a shareholder, including voting rights, with respect to the Restricted Shares subject, however, to the transfer restrictions or any other restrictions set forth in the Plan.

(b) Dividends and Other Distributions. After the Grantee’s name is entered on the register of members of the Company as the shareholder of record with respect to the Restricted Shares until such time as all or any part of the Restricted Shares are forfeited to the Company under this Agreement, if ever, Grantee holding Restricted Shares is entitled to all regular cash dividends or other distributions paid with respect to all Restricted Shares while they are so held. Notwithstanding the foregoing, any dividends or other distributions shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

3. Vesting of Restricted Shares.

(a) The Restricted Shares are restricted and subject to forfeiture until vested. The Restricted Shares which have vested and are no longer subject to forfeiture are referred to as “Vested Shares.” All Restricted Shares which have not become Vested Shares are referred to as “Nonvested Shares.”

(b) Restricted Shares will vest and become nonforfeitable in accordance with the vesting schedule contained in the Notice of Restricted Shares Grant. In the event of a Change in Control, the Administrator, pursuant to the Plan, may accelerate the time at which all or any portion of Grantee’s Restricted Shares will vest.

(c) Subject to any exceptions set forth in this Agreement or the Plan, Nonvested Shares may not be sold, transferred, assigned, pledged, or otherwise disposed of, directly or indirectly, whether by operation of law or otherwise. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber such Shares or the rights relating thereto shall be wholly ineffective.

4. Forfeiture of Nonvested Shares. Except as otherwise provided herein and subject to the Plan, if Grantee’s service with the Company or any Affiliate ceases for any reason other than Grantee’s (a) death, (b) Disability, or (c) Retirement, any Nonvested Shares will be automatically forfeited to the Company upon such termination of service and neither the Company or any Affiliate shall have any further obligations to the Grantee under this Agreement or the Plan. In the event of Grantee’s death or if Grantee’s employment by or service to the Company is terminated for Disability or Retirement, 100% of the Nonvested Shares shall vest as of the date of such termination. “Retirement” means Grantee’s retirement from Company employ as determined in accordance with the policies of the Company or its Affiliates in good faith by the Board of Directors of the Company, which determination will be final and binding on all parties concerned.

5. Certificates and Legend. The Company may issue certificates or evidence Grantee’s interest by using a restricted book entry account with the Company’s transfer agent. The Company has the right to retain the certificates evidencing Nonvested Shares in the Company’s possession until such time as all restrictions applicable to such Shares have been satisfied. A legend may be placed on any certificate(s) or other document(s) evidencing the Restricted Shares indicating restrictions on transferability of the Restricted Shares pursuant to this Agreement or any other restrictions that the Administrator may deem advisable under and the Plan and any Applicable Law.

6. Recapitalizations, Exchanges, Mergers, Etc. The provisions of this Agreement apply to the full extent set forth herein with respect to any and all shares of the Company or successor of the Company which may be issued in respect of, in exchange for, or in substitution for the Restricted Shares by reason of any share dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise which does not terminate this Agreement. Except as otherwise provided herein, this Agreement is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

7. No Employment Contract Created. The issuance of the Restricted Shares is not to be construed as granting to Grantee any right with respect to continuance of employment or any service with the Company or any of its Affiliates. The right of the Company or any Affiliate to terminate at will Grantee’s employment or terminate Grantee’s service at any time (whether by dismissal, discharge or otherwise), with or without Cause, is specifically reserved, subject to any other written employment or other agreement to which the Company or any Affiliate and Grantee may be a party.

8. Tax Withholding. The Company has the power and the right to deduct or withhold, or require Grantee to remit to the Company, an amount sufficient to satisfy national, federal, state, provincial and local taxes (including income and employment taxes) required by Applicable Laws to be withheld with respect to the grant and vesting of the Restricted Shares.

9. Compliance with Law. The issuance and transfer of Restricted Shares shall be subject to compliance by the Company and Grantee with all Applicable Laws. No Restricted Shares shall be issued or transferred unless and until any then applicable requirements of Applicable Laws have been fully complied with to the satisfaction of the Company and its counsel. Grantee understands that the Company is under no obligation to register the Restricted Shares with the Securities and Exchange Commission (the “Commission”), any state securities commission or any stock exchange to effect such compliance.

10. Interpretation. The Restricted Shares are being issued pursuant to the terms of the Plan, and are to be interpreted in accordance therewith. The Administrator will interpret and construe this Agreement and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator will be final and binding on the Company and Grantee.

11. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Company’s principal executive office as specified in any report filed by the Company with the Commission or to such address as the Company may have specified to Grantee in writing, Attention: Company Secretary. Any notice required to be delivered to Grantee under this Agreement shall be in writing and addressed to Grantee at the Grantee’s address as set forth on the Notice of Restricted Share Award.

12. No Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

13. Grantee Undertaking. Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on Grantee pursuant to the express provisions of this Agreement.

14. Restricted Shares Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s Board of Directors. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Shares in this Agreement does not create any contractual right or other right to receive any Restricted Share or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of Grantee’s employment or service relationships with the Company.

16. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and the Plan, this Agreement will be binding upon Grantee and Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Shares may be transferred by will or the laws of descent or distribution.

17. Amendment. The Administrator has the right to amend, alter, suspend, discontinue or cancel the Restricted Shares, prospectively or retroactively; provided, that, no such amendment shall materially adversely affect Grantee’s rights under this Agreement without Grantee’s consent.

18. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

19. Governing Law. This Agreement is governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of law thereof.

20. Entire Agreement. This Agreement (including the Notice of Restricted Share Award) and the Plan, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

21. Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument. Facsimile execution and delivery of this Agreement or electronic transmission of signatures in portable document format (pdf) is legal, valid and binding execution and delivery for all purposes.

22. Acceptance. Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Shares subject to all of the terms and conditions of the Plan and this Agreement. Grantee acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Shares or disposition of the underlying shares and that Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Share Award Agreement as of the date first written above.

For and on behalf of
APEX GLOBAL SOLUTIONS LIMITED

By:
Name:
Title:

GRANTEE:

Name: